UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 6, 2023

CARDLYTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38386		26-3039436
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)
675 Ponce de Leon Avenue NE, Suite 6000	Atlanta	Georgia	30308
(Address of principal executive offices, including zip code)
	(888)	798-5802
(Registrant's telephone, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	CDLX	The Nasdaq Stock Market LLC
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Resignation of Director
On July 6, 2023, Christopher Suh provided notice to the board of directors (the “Board”) of Cardlytics, Inc. (the “Company”) that he intends to resign as member of the Board and as a member of the audit committee of the Board (the “Audit Committee”) effective July 10, 2023. Mr. Suh, who has served as a valued member of the Board and the Audit Committee since September 2021, was recently appointed Chief Financial Officer of Visa, and his employment with Visa will begin on July 10, 2023. Mr. Suh’s resignation is not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company. The Company thanks Mr. Suh for his contributions to the Company and wishes him success in his new role at Visa.
Appointment of Director to the Audit Committee
Also on July 7, 2023, the Board, with the recommendation of the Nominating and Corporate Governance Committee, appointed John V. Balen, who currently serves as the Chairman of the Board and has served on the Board since 2008, as a member of the Audit Committee, effective as of July 10, 2023.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardlytics, Inc.

Date:	July 10, 2023	By:	/s/ Karim Temsamani
Karim Temsamani
Chief Executive Officer
(Principal Executive Officer)